                                                                    EXHIBIT 11.1


                                      VOXEL

                        COMPUTATION OF NET LOSS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                             Year Ended
                                                                                             December 31,
                                                                                -----------------------------------
                                                                                  1994          1995         1996
                                                                                  ----          ----         ----
Net loss                                                                        ($4,757)      ($5,577)      ($6,440)
                                                                                ========      ========      ========

Weighted average common shares outstanding                                           624        4,183         6,314

Adjustment to reflect the requirements of SAB 83                                     237          -              -
                                                                                --------      --------      --------

Shares used in computing primary loss per share                                      861        4,183         6,314
                                                                                ========      ========      ========

Net loss per share                                                               ($5.52)       ($1.33)       ($1.02)
                                                                                ========      ========      ========

PRO FORMA LOSS PER SHARE

Net loss                                                                        ($4,757)

Interest on supplemental investor notes and bridge notes                             276
                                                                                --------

Pro forma net loss                                                              ($4,481)
                                                                                ========

Shares used to compute primary loss per share                                        861

Shares to be issued upon conversion of convertible preferred stock                 1,325

Shares to be issued upon conversion of convertible shareholder notes payable         492

Shares to be issued upon conversion of Series B warrant                                -
                                                                                --------

Shares used to compute pro forma loss per share                                    2,678
                                                                                ========

Pro forma net loss per share                                                     ($1.67)
                                                                                ========
SUPPLEMENTAL PRO FORMA LOSS PER SHARE

Pro forma net loss                                                              ($4,481)

Adjustment to reverse related interest expense                                        71
                                                                                --------

Supplemental pro forma net loss                                                 ($4,410)
                                                                                ========

Shares used to compute pro forma loss per share                                    2,678

Shares assumed to be used to retire debt                                             165
                                                                                --------

Shares used to compute supplemental pro forma loss per share                       2,843
                                                                                ========

Supplemental pro forma loss per share                                            ($1.55)
                                                                                ========

                                      -41-